Exhibit 99.1

Worldpay Business
Audited Combined Financial Statements
For the year ended December 31, 2023
With Independent Auditors’ Report Thereon

Worldpay Business

Independent Auditors’ Report

To those charged with governance
Fidelity National Information Services, Inc.:
Opinion
We have audited the combined financial statements of Worldpay Business (the Merchant Solutions business of Fidelity National Information Services, Inc.) (the Company), which comprise the combined balance sheet as of December 31, 2023, and the related combined statement of loss, comprehensive loss, equity, and cash flows for the year then ended, and the related notes (collectively, combined financial statements).
In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the combined financial statements are available to be issued.
Auditors’ Responsibilities for the Audit of the Combined Financial Statements
Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Jacksonville, Florida
March 29, 2024

Worldpay Business
Combined Balance Sheet
December 31, 2023
(In millions)

2023
ASSETS
Current assets:
Cash and cash equivalents	$1,394
Settlement assets	6,727
Trade receivables, net of allowance for credit losses of $52	1,866
Prepaid expenses and other current assets	167
Due from affiliates	133
Total current assets	10,287
Property and equipment, net	174
Goodwill	14,321
Intangible assets, net	6,127
Software, net	1,110
Other noncurrent assets	581
Total assets	$32,600
LIABILITIES, NONCONTROLLING INTEREST AND EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$1,083
Settlement payables	7,821
Due to affiliates	42
Total current liabilities	8,946
Deferred income taxes	2,309
Other noncurrent liabilities	498
Total liabilities	11,753

Equity:
Net parent investment	20,836
Accumulated other comprehensive earnings	9
Total equity of the Worldpay Business	20,845
Noncontrolling interest	2
Total equity	20,847
Total liabilities, noncontrolling interest and equity	$32,600

See accompanying notes, which are an integral part of these Combined Financial Statements.

Worldpay Business
Combined Statement of Loss
Year Ended December 31, 2023
(In millions)

2023
Revenue	$5,002
Cost of revenue	2,845
Selling, general and administrative expenses	2,262
Asset impairments	6,845
Operating loss	(6,950)
Other income, net	99
Loss before income taxes	(6,851)
Benefit for income taxes	(15)
Net loss	$(6,836)
Net earnings attributable to noncontrolling interest	(4)
Net loss attributable to the Worldpay Business	$(6,840)

See accompanying notes, which are an integral part of these Combined Financial Statements.

Worldpay Business
Combined Statement of Comprehensive Loss
Year Ended December 31, 2023
(In millions)

2023
Net loss	$(6,836)
Foreign currency translation adjustments, net of tax	489
Comprehensive loss	$(6,347)
Net earnings attributable to noncontrolling interest	(4)
Comprehensive loss attributable to the Worldpay Business	$(6,351)

See accompanying notes, which are an integral part of these Combined Financial Statements.

Worldpay Business
Combined Statement of Equity
Year Ended December 31, 2023
(In millions)

	Net parent investment	Accumulated other comprehensive earnings (loss)	Noncontrolling interest	Total equity
Balances, December 31, 2022	$29,365	$(480)	$4	$28,889
Net earnings (loss)	(6,840)	-	4	(6,836)
Other comprehensive earnings, net of tax	-	489	-	489
Transfers to Parent, net	(1,689)	-	(6)	(1,695)
Balances, December 31, 2023	$20,836	$9	$2	$20,847

See accompanying notes, which are an integral part of these Combined Financial Statements.

Worldpay Business
Combined Statement of Cash Flows
Year Ended December 31, 2023
(In millions)

2023
Cash flows from operating activities:
Net loss	$(6,836)
Adjustment to reconcile net loss to net cash provided by operating activities:
Asset impairments	6,845
Loss on sale of businesses, investments, and other	4
Depreciation and amortization	1,983
Stock-based compensation	41
Deferred income taxes	(104)
Net changes in assets and liabilities, net of effects of foreign currency:
Trade receivables	56
Prepaid expenses and other assets	(177)
Accounts payable, accrued and other liabilities	44
Due to affiliates	(26)
Net cash provided by operating activities	1,830

Cash flows from investing activities:
Additions to property and equipment	(74)
Additions to software	(290)
Loan receivable from affiliates	(109)
Net cash used in investing activities	(473)

Cash flows from financing activities:
Settlement activity	153
Borrowings	(34)
Payments on tax receivable agreement	(197)
Other financing activities, net	(6)
Transfers to Parent, net	(1,734)
Net cash used in financing activities:	(1,818)
Effect of foreign currency exchange rate changes on cash	81
Net decrease in cash and cash equivalents	(380)
Cash, cash equivalents and restricted cash, beginning of year	4,368
Cash, cash equivalents and restricted cash, end of year	$3,988

Supplemental cash flow information:
Cash paid for income taxes	$131

See accompanying notes, which are an integral part of these Combined Financial Statements.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS

(1)Background and Nature of Operations

On July 5, 2023, Fidelity National Information Services Inc. (“FIS”) signed a definitive agreement to sell a 55% equity interest in the Worldpay Merchant Solutions business (“Merchant” or “Merchant Solutions”) to private equity funds managed by GTCR, LLC (“GTCR”) in a transaction that valued the business at up to $18.5 billion, including potential consideration of $1.0 billion contingent on the returns realized by GTCR exceeding certain thresholds (the “Separation”). On January 31, 2024, FIS completed the previously announced Separation. FIS has retained a non-controlling 45% ownership interest in a new standalone joint venture ("Worldpay").

These combined financial statements reflect the combined historical results of operations, financial position and cash flows of two businesses, Issuer Solutions (“FIS Retained Issuer Business” or “Issuer”) and Merchant (collectively, the “Worldpay Business”). For the historical periods presented, Merchant and Issuer are primarily included within FIS legal entities that were contributed to Worldpay in connection with the Separation (collectively the “Transferring Entities” and each a “Transferring Entity”). The Transferring Entities included the net assets and subsequent operations acquired by FIS in the acquisition of Worldpay Inc., which was completed on July 31, 2019 (the “Worldpay Acquisition”), along with legacy FIS merchant businesses within pre-existing legal entities. Issuer was retained by FIS following the completion of the Separation (refer to Note 2 for further detail). These combined financial statements reflect the combined historical results of operations, financial position and cash flows of the Worldpay Business.

Merchant is focused on serving merchants of all sizes globally, enabling them to accept, authorize and settle electronic payment transactions. Merchant includes all aspects of payment processing, including value-added services, such as security, fraud prevention, advanced data analytics, foreign currency management and numerous funding options. Merchant serves clients in over 100 countries. Merchant clients are highly diversified, including global enterprises, national retailers and small- to medium-sized businesses (“SMBs”). Merchant utilizes broad and varied distribution channels, including direct sales forces and multiple referral partner relationships that provide the Worldpay Business with access to new and existing markets.

(2)Basis of Presentation

The accompanying combined financial statements and footnotes have been prepared in connection with the Separation and are derived from FIS’ consolidated financial statements and accounting records. The combined financial statements reflect the Worldpay Business’ financial position, results of operations and cash flows and were prepared in conformity with United States (“U.S.”) generally accepted accounting principles (“GAAP”). The assets, liabilities, revenue and expenses of the Worldpay Business have been reflected in the Worldpay Business’ combined financial statements on a historical cost basis, as included in the consolidated financial statements of FIS, using the historical accounting policies applied by FIS. These combined financial statements do not purport to reflect what the Worldpay Business’ results of operations, comprehensive income, financial position, equity or cash flows would have been had the Worldpay Business operated as a standalone company during the periods presented.
These combined financial statements were prepared following a legal entity approach, which resulted in the inclusion of the following:
•Certain assets and liabilities, results of operations and cash flows attributable to Merchant that were contributed to Worldpay prior to the consummation of the Separation, and
•The Transferring Entities, which have historically included the results from the sales of products included both in Merchant and the FIS Retained Issuer Business. Each Transferring Entity’s historical operations, including its results of operations, assets and liabilities, and cash flows have been fully reflected in these combined financial statements; however, prior to the consummation of the Separation, the FIS Retained Issuer Business was transferred to entities retained by FIS.

The Worldpay Business has historically functioned together with the other businesses controlled by FIS. Accordingly, the Worldpay Business relied on FIS’ corporate and other support functions for its business. Therefore, certain corporate and shared costs have been allocated to the Worldpay Business including

•Expenses related to FIS support functions that are provided on a centralized basis within FIS, including expenses for facilities, executive oversight, treasury, finance, legal, human resources, shared services, compliance, procurement, information technology and other corporate functions.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
oThese expenses have been allocated to the Worldpay Business based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method primarily based on revenue or directly identifiable actual costs, depending on the nature of the services.
•Share-based compensation and other employee-related expenses.
Management believes these cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, the Worldpay Business during the periods presented, though the allocations may not be indicative of the actual costs that would have been incurred had the Worldpay Business operated as a standalone company. Actual costs that may have been incurred if the Worldpay Business had been a standalone company would depend on a number of factors, including the chosen organizational structure, whether functions were outsourced or performed by the Worldpay Business’ employees, and strategic decisions made in areas such as selling and marketing, research and development, information technology and infrastructure.

Following the Separation, certain functions that FIS provided to the Worldpay Business prior to the Separation will be performed using Worldpay’s own resources or third-party service providers, other than certain functions that will be provided for a limited time pursuant to the transition services agreement.
The combined balance sheet reflects all of the assets and liabilities that are either specifically identifiable or are directly attributable to the Worldpay Business and its operations, as well as assets and liabilities attributable to the FIS Retained Issuer Business in the Transferring Entities. Certain assets and liabilities attributable to the FIS Retained Issuer Business were transferred to entities retained by FIS prior to the Separation.
Income tax expense and deferred tax balances in the combined financial statements have been calculated on a separate tax return basis. The Worldpay Business’ operations are included in the tax returns of FIS and its subsidiaries, including the Transferring Entities and the respective FIS entities of which the Worldpay Business’ business was a part. In the future, as a standalone entity, Worldpay will file tax returns on its own behalf, and its deferred taxes and effective income tax rate may differ from those in the historical periods.

FIS generally utilizes a centralized approach to cash management and the financing of its operations. Cash generated by the Worldpay Business is routinely transferred into accounts managed by FIS’ centralized treasury function, and cash disbursements for the Worldpay Business’ operations are funded as needed by FIS. Cash and cash equivalents of the Transferring Entities are reflected in the Worldpay Business’ combined balance sheet. Balances held by the Transferring Entities with FIS for cash transfers and loans are reflected as due from affiliates and due to affiliates. All other cash, cash equivalents, short-term investments and related transfers between FIS and the Worldpay Business are generally held centrally through accounts controlled and maintained by FIS and are not specifically identifiable to the Worldpay Business. Accordingly, such balances have been accounted for through Net parent investment. FIS’ third-party debt and related interest expense have not been attributed to the Worldpay Business because the Worldpay Business is not the legal obligor of the debt and the borrowings are not specifically identifiable to the Worldpay Business. However, in connection with the Separation, Worldpay expects to incur indebtedness and such indebtedness would cause Worldpay to record additional interest expense in future periods.

As the separate legal entities that make up the Worldpay Business were not historically held by a single legal entity, Net parent investment is shown in lieu of shareholders’ equity in these combined financial statements. Net parent investment represents FIS’ interest in the recorded assets of the Worldpay Business and the cumulative investment by FIS in the Worldpay Business through the periods presented, inclusive of operating results.

All intercompany transactions and accounts within the Transferring Entities have been eliminated. For the Transferring Entities, transactions with FIS affiliates are included in the combined statement of loss, and related balances are reflected as Due to affiliates and Due from affiliates. Other balances between the Worldpay Business and FIS are considered to be effectively settled in the combined financial statements at the time the transactions are recorded as they have not been historically settled in cash and were not settled in cash in connection with the Separation. The total net effect of these intercompany transactions is reflected in the combined balance sheet within Net parent investment and in the combined statement of cash flows within financing activities and in the combined statement of equity as Transfers to Parent, net. Refer to Note 14 for further discussion.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
As a result of the allocations and carve out methodologies used to prepare these combined financial statements, these results may not be indicative of the Worldpay Business’ future performance, and may not reflect the results of operations, financial position, and cash flows had the Worldpay Business been a separate, standalone company during the periods presented.
Amounts in tables in the combined financial statements and the accompanying footnotes may not sum or calculate due to rounding.

(3)Summary of Significant Accounting Policies

The following describes the significant accounting policies of the Worldpay Business used in preparing the accompanying combined financial statements.

(a)Principles of Combination and Management Estimates

The combined financial statements include the Worldpay Business’ net assets and results of operations as described above. The Worldpay Business’ noncontrolling interests presented in the combined statement of loss include net earnings attributable to noncontrolling interests. Noncontrolling interests are presented as a component of equity in the combined balance sheet. All significant intra-company accounts and transactions within the Worldpay Business have been eliminated. Certain transactions between the Worldpay Business and FIS are included in the combined financial statements.

The preparation of these combined financial statements in conformity with U.S. GAAP and related rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) requires the Worldpay Business’ management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. These estimates may change as new events occur and additional information is obtained. Future actual results could differ materially from these estimates. To the extent that there are differences between these estimates, judgments and assumptions and actual results, the Worldpay Business’ combined financial statements will be affected.
(b)Cash and Cash Equivalents

The Worldpay Business considers all cash on hand, money market funds and other highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Cash on hand includes funds used for settlement activity (see Note 3(e) for further discussion).
The Worldpay Business records restricted cash in captions other than cash and cash equivalents in the combined balance sheet. The reconciliation between cash and cash equivalents in the combined balance sheet and Cash, cash equivalents and restricted cash per the combined statement of cash flows is as follows (in millions):

December 31, 2023
Cash and cash equivalents on the combined balance sheet	$1,394
Merchant float (in Settlement assets) (see Note 3(e))	2,594
Total Cash, cash equivalents and restricted cash per the combined statement of cash flows	$3,988

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
(c)Fair Value Measurements

Fair Value Hierarchy
The authoritative accounting literature defines fair value, establishes a framework for measuring fair value, and establishes a fair value hierarchy based on the quality of inputs used to measure fair value.

The fair value hierarchy includes three levels that are based on the priority of the inputs to the valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). If the inputs used to measure the fair value fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the asset or liability. The three levels of the fair value hierarchy are described below:
Level 1. Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets.

Level 2. Inputs to the valuation methodology include the following:
●Quoted prices for similar assets or liabilities in active markets
●Quoted prices for identical or similar assets or liabilities in inactive markets;
●Inputs other than quoted prices that are observable for the asset or liability;
●Inputs that are derived principally from, or corroborated by, observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.
Level 3. Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.
Fair Value of Assets Acquired and Liabilities Assumed in Business Combinations
In a business combination transaction, an acquirer recognizes, separately from Goodwill, the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree and generally measures these items at their acquisition date fair values. Goodwill is recorded as the residual amount by which the purchase price exceeds the fair value of the net assets acquired. Fair values are determined using the framework outlined above under Fair Value Hierarchy and the methodologies addressed in the individual subheadings. If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Worldpay Business reports provisional amounts in the financial statements for the items for which the accounting is incomplete. Adjustments to provisional amounts initially recorded that are identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined. This includes any effect on earnings of changes in depreciation, amortization, or other income effects as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. During the measurement period, the Worldpay Business recognizes additional assets or liabilities if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets and liabilities as of that date. The measurement period ends the sooner of one year from the acquisition date or when the Worldpay Business receives the information the Worldpay Business was seeking about facts and circumstances that existed as of the acquisition date or learns that more information is not obtainable. Contingent consideration liabilities or receivables recorded in connection with business acquisitions are also adjusted for changes in fair value until settled.

Fair value of Settlement assets, Settlement payables and Short-term borrowings

The carrying amounts reported in the combined balance sheet for Settlement assets and payables as well as Short-term borrowings approximate their fair values because of their immediate or short-term maturities.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
(d)Allowance for Credit Losses

The Worldpay Business monitors trade receivable balances and contract assets as well as other receivables and estimates the allowance for lifetime expected credit losses. Estimates of expected credit losses are based on historical collection experience and other factors, including those related to current market conditions and events, changes in client creditworthiness, client payment terms and collection trends. The allowance for credit losses is separate from the chargeback liability described in Note 12.

(e)Settlement Assets and Payables

The principal components of the Worldpay Business’ settlement assets on the combined balance sheet are as follows (in millions):

December 31, 2023
Settlement assets
Settlement deposits	$56
Merchant float	2,594
Settlement receivables	4,077
Total Settlement assets	$6,727

Settlement assets and payables represent intermediary balances arising from the settlement process which involves the transferring of funds between card issuers, merchants and various financial institutions (“Sponsoring Members”). Funds are processed under two models, a sponsorship model and a direct member model. The Worldpay Business generally operates under the sponsorship model in the U.S. and under the direct membership model outside the U.S.

Under the sponsorship model, in order for the Worldpay Business to provide electronic payment processing services, Visa, MasterCard and other payment networks require sponsorship by a member clearing bank. The Worldpay Business has an agreement with Sponsoring Members to provide sponsorship services to the Worldpay Business. Under the sponsorship agreements, the Worldpay Business is registered as a Visa Third-Party Agent and a MasterCard Service Provider. The sponsorship services allow the Worldpay Business to route transactions under the Sponsoring Members’ membership to clear card transactions through Visa, MasterCard and other networks. Under this model, the standards of the payment networks restrict the Worldpay Business from performing funds settlement and, as such, require that these funds be in the possession of the Sponsoring Member until the merchant is funded. Accordingly, Settlement receivables and settlement payables resulting from the submission of settlement files to the network or cash received from the network in advance of funding the network are the responsibility of the Sponsoring Member and are not recorded on the Worldpay Business’ combined balance sheet.

Settlement receivables and settlement payables are recorded under the sponsorship model as a result of intermediary balances due to/from the Sponsoring Member. The Worldpay Business receives funds from certain networks which are owed to the Sponsoring Member for settlement. These funds are recorded in Cash and cash equivalents. In other cases, the Worldpay Business transfers funds to the Sponsoring Member for settlement in advance of receiving funds from the network. These timing differences result in settlement receivables and settlement payables. The amounts are generally collected or paid during the following one to three business days. Additionally, under this model, settlement receivables and settlement payables arise related to interchange expenses, merchant reserves and exception items.

Under the direct membership model, the Worldpay Business is a direct member in Visa, MasterCard and other payment networks as third-party sponsorship to the networks is not required. This results in the Worldpay Business performing settlement between the networks and the merchant and requires adherence to the standards of the payment networks in which the Worldpay Business is a direct member. Merchant float, settlement receivables and settlement payables result when the Worldpay Business submits the merchant file to the network or when funds are received by the Worldpay Business in advance of paying the funds to the merchant. The amounts are generally collected or paid during the following one to three business days. Merchant float represents cash balances the Worldpay Business holds on behalf of merchants when the incoming amount from the card networks precedes when the funding to merchants falls due. Merchant float funds held in segregated accounts in a fiduciary capacity are considered restricted cash (see Note 3(b)).

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)

(f)Goodwill

Goodwill represents the excess of cost over the fair value of identifiable assets acquired and liabilities assumed in business combinations. For purposes of the combined financial statements, goodwill was recorded on the basis of FIS’ reporting units prior to the separation of the Worldpay Business from FIS. The goodwill amounts carry with them the results of FIS’ impairment tests, akin to a reorganization of reporting units of FIS for which U.S. GAAP does not require retrospective testing of goodwill under the reorganized structure.

Goodwill is not amortized but is assessed by FIS for impairment at FIS’ historical Merchant Solutions and Banking Solutions reporting unit level. During the relevant period, the FIS Retained Issuer Business was part of FIS’ Banking Solutions reporting unit.
During the relevant period, FIS assessed goodwill for impairment by reporting unit on an annual basis during the fourth quarter or more frequently if circumstances indicated potential impairment. An impairment charge is recognized when and to the extent a reporting unit’s carrying amount is determined to exceed its estimated fair value.

FIS had the option to first assess qualitatively whether it was more likely than not that a reporting unit’s carrying amount exceeded its estimated fair value. The option of whether to perform the qualitative assessment was made annually and could vary by reporting unit. Events and circumstances that were considered in performing the qualitative assessment included macroeconomic conditions, industry and market conditions, cost factors, overall financial performance, and events affecting the reporting unit or FIS as a whole, including a sustained decrease in stock price. When performing the qualitative assessment, FIS examined the factors that were most likely to affect each reporting unit’s fair value. If FIS concluded that it was more likely than not that the reporting unit’s fair value was less than its carrying amount (that is, a likelihood of more than 50 percent) as a result of the qualitative assessment, or FIS elected to bypass the qualitative assessment for a reporting unit, then FIS performed a quantitative assessment for that reporting unit.

In applying the quantitative assessment, FIS typically engaged third-party valuation specialists to assist in determining the fair value of a reporting unit based on a weighted average of valuation techniques, consisting of a combination of an income approach and a market approach, which are Level 3-type measurements. The income approach calculates a value based upon the present value of estimated future cash flows, while the market approach uses earnings multiples of similarly situated guideline public companies. If the fair value of the reporting unit determined using the quantitative analysis exceeds the carrying amount of the reporting unit’s net assets, goodwill is not impaired.

Both qualitative and quantitative assessments required a significant amount of management judgment involving the use of forecasts, estimates, and assumptions.
Following the Separation, Worldpay will perform future goodwill impairment tests at the level of its own reporting units.

(g)Long-lived assets

Long-lived assets and intangible assets with finite useful lives are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset, which are Level 3-type measurements. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Impairments for the twelve months ended December 31, 2023, were not material.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
(h)Intangible Assets

The Worldpay Business has intangible assets that consist primarily of customer relationships and trademarks (i.e., a collective term for trademarks, trade names, and related intellectual property rights) that are recorded in connection with acquisitions at their fair value based on the results of valuation analyses. Customer relationships and trademarks acquired in business combinations are generally valued using the multi-period excess earnings method and the relief-from-royalty method, which are Level 3-type measurements. Customer relationships are amortized over their estimated useful lives using an accelerated method that takes into consideration expected customer attrition rates up to a 10-year period. Trademarks with finite lives are amortized over periods ranging up to five years. Intangible assets with finite lives are reviewed for impairment following the same approach as long-lived assets.

(i)Software

Software includes software acquired in business combinations, purchased software and capitalized software development costs. Software acquired in business combinations is generally valued using the relief-from-royalty method, a Level 3-type measurement. Purchased software is recorded at cost and amortized using the straight-line method over its estimated useful life, and software acquired in business combinations is recorded at its fair value and amortized using straight-line or accelerated methods over its estimated useful life, ranging from three to eight years.

The capitalization of software development costs is based on whether the software is to be sold, leased or otherwise marketed, or if the software is for internal use. After the technological feasibility of the software has been established (for software to be marketed) or at the beginning of application development (for internal-use software), software development costs, which primarily include salaries and related payroll costs and costs of independent contractors incurred during development, are capitalized. Research and development costs incurred prior to the establishment of technological feasibility (for software to be marketed) or prior to application development (for internal-use software) are expensed as incurred. Software development costs are amortized on a solution-by-solution basis commencing on the date of general release (for software to be marketed) or the date placed in service (for internal-use software). Software development costs for software to be marketed are amortized using the greater of (1) the straight-line method over its estimated useful life, which ranges from three to 10 years, or (2) the ratio of current revenue to total anticipated revenue over its useful life.

The Worldpay Business reviews software assets for impairment at each reporting date. For software to be marketed, an impairment charge is recorded to the extent the carrying amount exceeds the net realizable value. Internal-use software is reviewed for impairment following the same approach as long-lived assets. Determining net realizable values and future cash flows involves judgments and the use of estimates and assumptions regarding future economic and market conditions. Adverse changes in these conditions could result in an impairment charge which could be material to the combined financial statements.
See Note 8 for details regarding software asset impairment losses and incremental software amortization expense recognized during 2023.

(j)Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed primarily using the straight-line method based on the estimated useful lives of the related assets as follows: 30 years for buildings and three to seven years for furniture, fixtures and computer equipment. Leasehold improvements are amortized using the straight-line method over the lesser of the initial term of the applicable lease or the estimated useful lives of such assets.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
(k)Income Taxes

Income taxes as presented in the combined financial statements of the Worldpay Business allocate current and Deferred income taxes of FIS to the Worldpay Business’ standalone financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by ASC Topic 740, Income Taxes. Accordingly, the Worldpay Business’ income tax provision was prepared following the separate return method. The calculation of the Worldpay Business’ income taxes on a separate return basis requires a considerable amount of judgment and use of both estimates and allocations. As a result, the tax treatment of certain items reflected in the combined financial statements of the Worldpay Business may not be reflected in the consolidated financial statements and tax returns of FIS. Therefore, such items as net operating losses, credit carry forwards and valuation allowances may exist in the standalone financial statements that may or may not exist in FIS’ consolidated financial statements. As such, the income taxes of the Worldpay Business as presented in the combined financial statements may not be indicative of the income taxes that will be generated in the future.

Certain operations of the Worldpay Business have historically been included in a consolidated return with other FIS entities. Current obligations for taxes in certain jurisdictions, where the Worldpay Business files a consolidated tax return with FIS, are deemed settled with FIS in Net parent investment for purposes of the combined financial statements. Current obligations for taxes in jurisdictions where the Worldpay Business does not file a consolidated tax return with FIS, including certain foreign jurisdictions and certain U.S. states, are recorded as accrued liabilities. The effects of tax adjustments and settlements from taxing authorities are presented in the combined financial statements in the period to which they relate as if the Worldpay Business was a separate filer.

Current tax represents the expected tax payable (or recoverable) on the taxable income for the year using tax rates enacted for the period. Uncertain tax positions that meet the more likely than not recognition threshold are measured to determine the amount of benefit to recognize. An uncertain tax position is measured at the largest amount of benefit that management believes has a greater than 50% likelihood of realization upon settlement. Tax benefits not meeting the realization criteria represent unrecognized tax benefits. The Worldpay Business recognizes interest and penalties related to income tax matters in the income tax provision.

The Worldpay Business recognizes deferred income tax assets and liabilities for temporary differences between the financial reporting basis and the tax basis of the Worldpay Business’ assets and liabilities and expected benefits of using net operating loss and credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The impact on deferred income taxes of changes in tax rates and laws, if any, is reflected in the combined financial statements in the period enacted. A valuation allowance is established for any portion of a deferred income tax asset for which management believes it is more likely than not that the Worldpay Business will not be able to realize the benefits of all or a portion of that deferred income tax asset. Certain of the Worldpay Business’ earnings are indefinitely reinvested offshore and could be subject to additional income tax if repatriated. It is not practicable to determine the unrecognized deferred tax liability on a hypothetical distribution of those earnings. For the earnings that are not indefinitely reinvested, a deferred tax liability has been recorded for the estimated taxes associated with the future repatriation of those earnings.

(l)Revenue Recognition

The Worldpay Business generates revenue primarily by processing electronic payment transactions and performing related ancillary services. The Worldpay Business enters into customer contracts that set forth the terms and conditions governing each party’s rights and obligations, including the services to be provided, pricing, payment terms and contract duration. At contract inception, the Worldpay Business assesses the services promised in its contracts with customers and identifies a performance obligation for each promise to transfer to the customer a service that is distinct. When multiple performance obligations are identified, the total estimated transaction value is allocated based on relative standalone selling prices. The Worldpay Business recognizes revenue as it satisfies its performance obligation by transferring control of services to a customer. Revenue is measured based on the consideration that the Worldpay Business expects to receive in a contract with a customer.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
Technology or service components from third parties are frequently embedded in or combined with the Worldpay Business’ applications or service offerings. The Worldpay Business is often responsible for billing the client in these arrangements and transmitting the applicable fees to the third party. The Worldpay Business determines whether it is responsible for providing the service as a principal or for arranging for the service to be provided by the third party as an agent. Judgment is applied to determine whether the Worldpay Business is the principal or the agent by evaluating whether the Worldpay Business has control of the solution or service prior to it being transferred to the customer. The principal versus agent assessment is performed at the performance obligation level. Indicators that the Worldpay Business considers in determining if it has control include whether the Worldpay Business is primarily responsible for fulfilling the promise to provide the specified solution or service to the customer, whether the Worldpay Business has inventory risk and whether the Worldpay Business has discretion in establishing the price the customer ultimately pays for the solution or service. Depending upon the level of the Worldpay Business’ contractual responsibilities and obligations for delivering solutions to end customers, the Worldpay Business has arrangements where the Worldpay Business is the principal and recognizes the gross amount billed to the customer and other arrangements where the Worldpay Business is the agent and recognizes the net amount retained. Taxes collected from customers and remitted to governmental authorities are not included in revenue.

The following describes the nature of the Worldpay Business’ primary types of revenue and the revenue recognition policies and significant payment terms as they pertain to the types of transactions the Worldpay Business enters into with its customers.

Transaction Processing Revenue

Transaction processing revenue is generated from payment processing and the performance of related ancillary services.
Payment processing revenue is earned from processing credit and debit card transactions, including authorization and settlement, chargeback and retrieval processing, reporting for electronic payment transactions and network fee and interchange management. Payment processing revenue is recurring and is typically volume based depending on the number or dollar value of transactions processed. Contract lengths for processing services typically span one or more years; however, they are often cancelable without a significant penalty. Payment is generally due in arrears on a monthly basis and may include fixed or variable payment amounts depending on the specific payment terms and activity in the period.

The nature of the Worldpay Business’ promise to the customer is to stand ready to provide continuous access to the Worldpay Business’ processing platforms and perform an unspecified quantity of transaction processing services over the contract term. Accordingly, processing services are generally viewed as a single, stand- ready performance obligation comprised of a series of distinct daily services (“stand-ready series”).

Because the number or volume of transactions to be processed is not determinable at contract inception, the Worldpay Business’ contracts with its customers contain variable consideration. The Worldpay Business allocates variable consideration to distinct daily services as they are performed to the extent the terms of the variable payment relate specifically to the Worldpay Business’ efforts to transfer the distinct service and when such allocation is consistent with the allocation objective.

The Worldpay Business typically satisfies its transaction processing service performance obligations over time as the services are provided. Variable fees related to transaction processing revenue accounted for as a series of distinct days of service generally meet the criteria to allocate to, and recognize on, the day on which the Worldpay Business performs the related services.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
As part of its performance obligation, the Worldpay Business collects and remits interchange, network fees, and other third-party fees (collectively, “Passthrough fees”). Interchange fees represent amounts collected from merchants and remitted to card issuers and are based on rates established by the card networks. Network fees are amounts collected from merchants and remitted to card networks for their services. Transaction processing revenue includes these variable Passthrough fees which are allocated to, and recognized on, the day on which the related services are performed. Passthrough fees are billed monthly. Substantially all network and interchange fees are presented on a net basis as the Worldpay Business does not have the ability to direct the use of, and obtain substantially all of the benefits from, the services provided by the third parties before those services are transferred to the merchants. When the Worldpay Business is the merchant of record, controls the services before delivery to the customer and has discretion in setting prices charged to the customer, network and interchange fees are recognized on a gross basis. Other third-party fees may be recorded on either a gross or a net basis depending on whether the Worldpay Business is acting as a principal or an agent.

Ancillary services include foreign currency management, payment card industry regulatory compliance services, payment security (e.g., tokenization, encryption and fraud services), chargeback resolution, and billing statement production (e.g., reporting and analytics). With the exception of chargeback resolution, which is recognized at a point in time, ancillary services are recognized over time as the services are generally performed as described above for payment processing services.

Other Recurring Revenue
Other recurring revenue is comprised primarily of payment terminal lease fees charged in connection with a payment processing contract. Terminal lease consideration is accounted for together with non-lease payment processing consideration as a single non-lease component because the non-lease payment processing component is accounted for under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the timing and pattern of recognition of the terminal lease component and the associated non-lease payment processing component are the same, and the terminal lease, if accounted for separately, would be classified as an operating lease.

Other Non-recurring Revenue

Other non-recurring revenue is comprised primarily of early termination fees. Early contract terminations are treated as contract modifications. Early termination fees are added to a contract’s transaction price once it becomes likely that liquidated damages will be charged to a customer, typically upon notification of early termination. Early termination fees are recognized over the remaining period of the related performance obligation(s). Other non-recurring revenue also includes revenue from FIS affiliates, primarily relating to the provision or consumption of professional services, software development, client conversion, implementation and sales support as discussed in Note 14.
(m)Cost of Revenue and Selling, General and Administrative Expenses

Cost of revenue consists of costs directly associated with providing solutions or services to clients and includes payroll, employee benefits and other costs associated with personnel employed in customer service and service delivery roles as well as third-party costs involved in fulfillment of performance obligations for which the Worldpay Business is acting as a principal. Cost of revenue also includes data processing costs, amortization of software, customer relationship and trademark intangible assets, and depreciation on operating assets.

Selling, general and administrative expenses include payroll, employee benefits and other costs associated with personnel employed in sales, marketing, human resources, finance, risk management and other administrative roles, as well as residual commission payments made to independent sales organizations and acquisition, integration, and transformation-related expenses. Selling, general and administrative expenses also include depreciation on non- operating corporate assets as well as advertising and other marketing-related program costs.

Cost of revenue and Selling, general and administrative expenses include cost allocations and cross charges from FIS. See Note 14 for amounts included in the combined statement of loss.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
(n)Stock-Based Compensation Plans

Certain of the Worldpay Business’ employees have historically participated in FIS share-based compensation plans. FIS accounts for stock-based compensation plans using the fair value method. Thus, compensation cost is measured based on the fair value of the award at the grant date and is recognized over the service period. For FIS’ service-based stock awards, FIS recognizes the compensation cost on a straight-line basis over the award’s service period, which is generally three years. For FIS’ performance-based stock awards with market conditions which typically cliff vest on the third anniversary date of the grant, FIS recognizes the compensation cost on a straight-line basis over the service period when it is probable the outcome of that performance condition will be achieved. FIS adjusts the compensation expense over the service period based upon the expected achievement level of the applicable performance condition. Certain of FIS’ stock awards contain only market conditions. In those circumstances, compensation cost is recognized over the service period and is not reversed even if the award does not become exercisable in the event the market condition is not achieved. FIS estimates future forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ significantly from those estimates.

Share-based compensation expense has been specifically identified for employees of the Worldpay Business. In addition, an allocation of share-based compensation from corporate employees is included in Selling, general and administrative expenses in the combined statement of loss. See Note 13 for amounts included in the combined statement of loss.

(o)Foreign Currency Translation
The Worldpay Business’ functional currency is the U.S. dollar. The functional currency of each of the Worldpay Business’ operating subsidiaries is generally the currency of the economic environment in which the subsidiary primarily does business. The Worldpay Business’ foreign subsidiaries with non-U.S. dollar functional currencies are translated into U.S. dollars for consolidation purposes using the foreign exchange rates applicable to the dates of the financial statements. Generally, these consist of the exchange rates in effect at the balance sheet date for balance sheet accounts and the average exchange rates in effect during the relevant period for revenue and expense accounts. The adjustments resulting from the translation are included in Accumulated other comprehensive earnings (loss) in the combined statement of equity and combined statement of comprehensive earnings (loss) and are excluded from net loss.

Gains or losses resulting from measuring foreign currency transactions into the respective functional currency are included in Other income (expense), net in the combined statement of loss.
(p)Net Parent Investment

Net parent investment in the combined balance sheet and combined statement of equity represents FIS’ historical investment in the Worldpay Business and includes accumulated net earnings (loss) after taxes and the net effect of transactions with and cost allocations from FIS.
(q)Other Comprehensive Earnings (Loss)

Comprehensive earnings (loss) consists of two components, net loss and other comprehensive earnings (loss). Other comprehensive earnings (loss) refers to revenue, expenses, and gains and losses that under U.S. GAAP are recorded as an element of equity but are excluded from net loss. The Worldpay Business’ other comprehensive earnings (loss) consists of foreign currency translation adjustments from those subsidiaries where the local currency is the functional currency.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
(r)Recent Accounting Guidance Not Yet Adopted

In December 2023, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as provide additional information for reconciling items that meet a quantitative threshold. Further, the ASU requires certain disclosures of state versus federal income tax expense and taxes paid. The amendments in this ASU are required to be adopted for fiscal years beginning after December 31, 2024. Early adoption is permitted for annual financial statements that have not yet been issued. The amendments should be applied on a prospective basis, although retrospective application is permitted. The Worldpay Business is currently evaluating the impact of adoption on the financial disclosures.
In November 2023, the FASB used ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The ASU requires that an entity disclose significant segment expenses impacting profit and loss that are regularly provided to the chief operating decision maker. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption. The amendments in this ASU are required to be adopted for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Worldpay Business is currently evaluating the impact of adoption of the financial disclosures.

(4)Revenue

Disaggregation of Revenue
In the following table, revenue is disaggregated by primary geographical market and type of revenue. The table also includes a reconciliation of the disaggregated revenue with the Worldpay Business’ reportable segments.

For the year ended December 31, 2023 (in millions):

	Merchant	Corporate and Other	Total
Primary Geographical Markets:
North America	$3,397	$171	$3,568
All others	1,424	10	1,434
Total	$4,821	$181	$5,002
Type of Revenue:
Recurring revenue:
Transaction processing	$4,726	$162	$4,888
Other recurring	84	—	84
Total recurring	4,810	162	4,972
Other non-recurring fees	11	19	30
Total	$4,821	$181	$5,002

Transaction Price Allocated to the Remaining Performance Obligations
As permitted by ASC Topic 606, Revenue from Contracts with Customers, the Worldpay Business has elected to exclude disclosure of the aggregate amount of the transaction price allocated to remaining performance obligations, as its contracts either have an original duration of one year or less or contain variable consideration that is allocated entirely to a distinct day of service under a stand-ready series. The aggregate fixed consideration portion of customer contracts with an initial contract duration of greater than one year is not material.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
(5)Property and Equipment

Property and equipment as of December 31, 2023, consist of the following (in millions):

2023
Land	$6
Buildings	20
Leasehold improvements	23
Computer equipment	381
Furniture, fixtures, and other equipment	10
440
Accumulated depreciation and amortization	(266)
Total Property and equipment, net	$174

Depreciation and amortization expenses on property and equipment totaled $55 million, for the year ended December 31, 2023.

(6)Goodwill

Changes in goodwill during the year ended December 31, 2023, are summarized below (in millions):

	Merchant	FIS Retained Issuer Business	Total
Balance, December 31, 2022	$17,460	$3,414	$20,874
Foreign currency adjustments	286	-	286
Asset impairments	(6,839)	-	(6,839)
Balance, December 31, 2023	$10,907	$3,414	$14,321

Merchant
2023 Goodwill impairment testing

As discussed in Note 1, on July 5, 2023, FIS signed a definitive agreement to sell a 55% equity interest in Merchant to GTCR. Accordingly, FIS performed a quantitative goodwill impairment assessment as of September 30, 2023. To estimate the fair value of the reporting unit, FIS used a market approach based on the price at which FIS agreed to sell a majority interest in the Worldpay Merchant Solutions business. Based on this price, inclusive of estimated selling adjustments and fair value of contingent consideration, the estimated fair value of the reporting unit was equal to its carrying value. FIS leveraged the results of this quantitative impairment assessment for purposes of its annual Merchant reporting unit assessment. No triggering events were observed during the fourth quarter of 2023, and as such, no incremental impairment testing was performed.
Previously, events and circumstances during the six months ended June 30, 2023, indicated potential goodwill impairment. As such, during the second quarter, FIS was in negotiations to sell, and expected that it was more likely than not that it would sell, a majority stake in the reporting unit. Accordingly, FIS performed a quantitative goodwill impairment assessment as of June 30, 2023. To estimate the fair value of the reporting unit, FIS used a market approach based on the price at which FIS subsequently agreed to sell a majority interest in the Worldpay Merchant Solutions business as further discussed in Note 1. Based on this price, inclusive of estimated selling adjustments and fair value of contingent consideration, the estimated fair value of the reporting unit was less than its carrying value, and FIS recorded a $6.8 billion impairment charge in the second quarter of 2023. As a result, the Merchant reporting unit's carrying value as of June 30, 2023, was reduced to equal its fair value.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
FIS Retained Issuer Business
For the FIS Retained Issuer Business, which is historically part of FIS’ Banking Solutions reporting unit, previous quantitative assessments performed by FIS have historically indicated substantial excess of fair value over carrying amounts. For 2023, FIS performed a qualitative annual assessment of the Banking Solutions reporting unit and concluded that it remained more likely than not that the fair value of the Banking Solutions reporting continued to exceed its carrying amount. Given the substantial excess of fair value over carrying amount, FIS believed the likelihood of obtaining materially different results based on a change of assumptions to be low.

(7)Intangible Assets

Intangible assets as of December 31, 2023, consist of the following (in millions):

	Cost	Accumulated Amortization	Net
Customer relationships	$13,484	$(7,394)	$6,090
Trademarks and other	440	(403)	37
Total Intangible assets, net	$13,924	$(7,797)	$6,127

Amortization expense for intangible assets was $1,524 million for the year ended December 31, 2023.

Estimated amortization of intangible assets for the next five years is as follows (in millions):

2024	$1,362
2025	1,246
2026	1,138
2027	1,021
2028	900

(8)Software

Software as of December 31, 2023, consists of the following (in millions):

2023
Software from acquisitions	$1,447
Capitalized software development costs	1,084
Purchased software	3
2,534
Accumulated amortization	(1,424)
Total Software, net	$1,110

During the year ended December 31, 2023, the Worldpay Business recorded $6 million of software asset impairments and $21 million of incremental software amortization expense driven by the Worldpay Business’ platform modernization. Platform modernization includes sunsetting certain technology platforms, which resulted in shortened estimated useful lives and accelerated amortization methods primarily impacting the associated assets over an approximate three-year period, beginning in the third quarter of 2021.

Amortization expense for software was $368 million for the year ended December 31, 2023.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
(9)Accounts Payable, Accrued and Other Liabilities

Accounts payable, accrued and other liabilities as of December 31, 2023, consists of the following (in millions):

2023
Trade accounts payable and other accrued liabilities	$746
Salaries and incentives	98
Taxes other than income tax	140
Accrued benefits and payroll taxes	22
Operating lease liabilities	20
Tax Receivable Agreement liability	57
Total Accounts payable, accrued and other liabilities	$1,083

(10)Other Noncurrent Assets and Liabilities

Other noncurrent assets as of December 31, 2023, consist of the following (in millions):

2023
Operating lease ROU assets	$66
Equity security investments	83
Visa Europe and contingent value rights (“CVR”) related assets	106
Deferred contract costs, net	139
Other	187
Total Other noncurrent assets	$581

Other noncurrent liabilities as of December 31, 2023, consist of the following (in millions):

2023
Operating lease liabilities	$76
Tax Receivable Agreement liability (1)	12
CVR liability	392
Other	18
Total Other noncurrent liabilities	$498
(1)See Note 12

Visa Europe and Contingent Value Rights

As part of the Worldpay Acquisition, FIS acquired certain assets and liabilities related to the June 2016 Worldpay Group plc (“Legacy Worldpay”) disposal of its ownership interest in Visa Europe to Visa Inc. As part of the disposal, Legacy Worldpay received proceeds from Visa Inc. in the form of cash (“cash consideration”) and convertible preferred stock (“preferred stock”), the value of which may be reduced by losses incurred relating to ongoing interchange-related litigation involving Visa Europe. The preferred stock becomes convertible into Visa Inc. Class A common stock (“common stock”) in stages as determined by Visa Inc. in accordance with the relevant transaction documents pertaining to the aforementioned disposal of the Visa Europe ownership interest. The preferred stock becomes fully convertible no later than 2028 (subject to a holdback to cover any pending claims). Also in connection with the disposal and pursuant to the terms of an amendment executed on September 17, 2020, Legacy Worldpay agreed to pay former Legacy Worldpay owners 90% of the net-of-tax proceeds from the disposal, known as contingent value rights, which is recorded as a liability (“CVR liability”) on the combined balance sheet.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
The Worldpay Business has elected the fair value option under ASC Topic 825, Financial Instruments (“ASC 825”), for measuring its preferred stock asset and CVR liability. The fair value of the preferred stock was $106 million at December 31, 2023, recorded in Other noncurrent assets on the combined balance sheet. The fair value of the CVR liability was $392 million at December 31, 2023, recorded in Other noncurrent liabilities on the combined balance sheet. Pursuant to ASC 825, the Worldpay Business remeasures the fair value of the preferred stock and CVR liability each reporting period. The net increase in fair value was $1 million for the year ended December 31, 2023. The net changes in fair value are recorded in Other income (expense), net on the combined statement of loss.
The estimated fair value of the preferred stock and related component of the CVR liability are determined using Level 3-type measurements. Significant inputs into the valuation of the preferred stock include the Visa Inc. Class A common stock price per share and the conversion ratio, which are observable, as well as the expected timing of future preferred stock releases for conversion into common stock and an estimate of the potential losses that will result from the ongoing litigation involving Visa Europe, which are unobservable. The estimated fair value of the cash consideration component of the CVR liability is determined using Level 3-type measurements, utilizing a discount rate based on the bond yield for the Worldpay Business’ credit rating and remaining payment term as the significant unobservable input.

Equity Security Investments

The Worldpay Business holds various equity securities without readily determinable fair values that primarily represent strategic investments made by the Worldpay Business as well as investments obtained through acquisitions. Such investments totaled $83 million at December 31, 2023, and are included within Other noncurrent assets on the combined balance sheet. The Worldpay Business accounts for these investments at cost, less impairment, and adjusts the carrying values for observable price changes from orderly transactions for identical or similar investments of the same issuer. These adjustments are generally considered Level 2-type fair value measurements. The Worldpay Business records gains and losses on these investments, realized and unrealized, as Other income (expense), net on the combined statement of loss. There was no gain or loss related to these investments recorded for the year ended December 31, 2023.
(11)Income Taxes

The tax provisions have been prepared on a separate return basis as if the Worldpay Business had been a separate group of companies under common ownership. The operations have been combined as if the Worldpay Business was filing on a consolidated basis for U.S., state and non-U.S. income tax purposes, where allowable by law.

Income tax benefit attributable to continuing operations for the year ended December 31, 2023, consists of the following (in millions):

2023
Current provision:
Federal	$45
State and local	21
Foreign	84
Total current provision	$150
Deferred provision (benefit):
Federal	$(57)
State and local	4
Foreign	(112)
Total deferred provision (benefit)	(165)
Total benefit for income taxes	$(15)

The benefit for income taxes is based on pre-tax income from continuing operations, which is as follows for the year ended December 31, 2023 (in millions):

2023
United States	$(4,721)
Foreign	(2,130)
Total	$(6,851)

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
A reconciliation of the federal statutory income tax rate to the Worldpay Business’ effective income tax rate for the year ended December 31, 2023, is as follows:

2023
Federal statutory income tax rate	21.0%
State income taxes	2.2
Federal benefit of state taxes	(0.5)
Foreign rate differential	1.6
Book basis in excess of tax basis for goodwill impairment and disposition	(24.0)
CVR Liability fair value and foreign currency adjustment	(0.1)
Effective income tax rate	0.2%

The significant components of Deferred income tax assets and liabilities as of December 31, 2023, consist of the following (in millions):

2023
Deferred income tax assets:
Net operating loss carryforwards	$33
Employee benefit accruals	25
Property and equipment	6
Reserves and accruals	9
Other deferred tax assets	13
Total gross deferred income tax assets	86
Less valuation allowance	(16)
Total deferred income tax assets	70
Deferred income tax liabilities:
Amortization of goodwill and intangible assets	(2,255)
CVR Liability	(41)
Foreign currency translation adjustment	(1)
Other deferred tax liabilities	(61)
Total deferred income tax liabilities	(2,358)
Net deferred income tax liability	$(2,288)

Deferred income tax balances reflect the effects of temporary differences between the carrying amounts of assets and liabilities and their tax bases, as well as from net operating loss and tax credit carryforwards, and are stated at enacted tax rates expected to be in effect when taxes are actually paid or recovered. Deferred income tax assets represent amounts available to reduce income taxes payable on taxable income in future years. The Worldpay Business did not operate as a standalone entity in the past and, accordingly, tax losses, receivables and other Deferred tax assets included in the combined financial statements on a separate return basis may not be available upon separation from FIS.

Deferred income taxes are classified in the combined balance sheet as of December 31, 2023, as follows (in millions):

2023
Noncurrent deferred income tax assets (included in Other noncurrent assets)	$21
Noncurrent deferred income tax liabilities	(2,309)
Net deferred income tax liability	$(2,288)
The Worldpay Business believes that based on its historical pattern of taxable income, projections of future income, tax planning strategies and other relevant evidence, the Worldpay Business will produce sufficient income in the future to realize its Deferred income tax assets (net of valuation allowance). A valuation allowance is established for any portion of a Deferred income tax asset for which the Worldpay Business believes it is more likely than not that it will not be able to realize the benefits of all or a portion of that Deferred income tax asset.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
As of December 31, 2023, the Worldpay Business has federal, state and foreign net operating loss carryforwards resulting in deferred tax assets of $33 million. The Worldpay Business has a valuation allowance related to foreign and federal net operating loss carryforwards in the amounts of $13 million as of December 31, 2023.

FIS participates in the IRS’ Compliance Assurance Process (“CAP”), which is a real-time continuous audit. The IRS has completed its review for years through 2021. Currently, the Worldpay Business believes the ultimate resolution of the IRS examinations will not result in a material adverse effect to the Worldpay Business’ financial position or results of operations.
As of December 31, 2023, the Worldpay Business had gross unrecognized tax benefits of $11 million, of which $10 million, would favorably impact the Worldpay Business’ income tax rate in the event that the unrecognized tax benefits are recognized.

The following table reconciles the gross amounts of unrecognized tax benefits at the beginning and end of the period (in millions):

Gross Amount
Amount of unrecognized tax benefit as of December 31, 2022	$12
Amount of decreases due to lapse of the applicable statute of limitations	(1)
Amount of decreases due to settlements	-
Increases as a result of tax positions taken in the current period	-
Amount of unrecognized tax benefit as of December 31, 2023	$11

Interest and penalties are recorded as a component of income tax expense in the combined statement of loss and comprehensive earnings (loss).

As of December 31, 2023, certain of the Worldpay Business’ earnings are indefinitely reinvested offshore and could be subject to additional income tax if repatriated. It is not practicable to determine the unrecognized deferred tax liability on a hypothetical distribution of those earnings. For the earnings that are not indefinitely reinvested, the Worldpay Business has recorded a deferred tax liability for foreign income and withholding taxes that would apply.

(12)Commitments and Contingencies

The Worldpay Business is party to certain lawsuits in the ordinary course of business. The Worldpay Business does not believe that these proceedings, individually or in the aggregate, will have a material adverse effect on the Worldpay Business’ financial position, results of operations or cash flows.
Tax Receivable Agreement
FIS assumed in the Worldpay Acquisition a Tax Receivable Agreement (“TRA”) under which FIS agreed to make payments to Fifth Third Bank (“Fifth Third”) of 85% of the federal, state, local and foreign income tax benefits realized by FIS as a result of certain tax deductions. In December 2019, FIS entered into a Tax Receivable Purchase Addendum (the “TRA Amendment”) that provides written call and put options (collectively “the options”) to terminate certain estimated obligations under the TRA in exchange for fixed cash payments.

The remaining TRA obligations not subject to the TRA Amendment are based on the cash savings realized by FIS by comparing the actual income tax liability of FIS to the amount of such taxes FIS would have been required to pay had there been no deductions related to the tax attributes. Under the TRA, in certain specified circumstances, such as certain changes of control, FIS may be required to make payments in excess of such cash savings.

Obligations recorded in the Worldpay Business’ combined financial statements pursuant to the TRA are based on estimates of future deductions and future tax rates and, in the case of the obligations subject to the TRA Amendment, reflect management’s expectation that the options will be exercised. In January 2023, FIS exercised its final call option pursuant to the TRA Amendment, which results in fixed cash payments to Fifth Third of $150 million. The timing and/or amount of aggregate payments due under the TRA may vary based on a number of factors, including the exercise of options, the amount and timing of taxable income generated in the future and the tax rate then applicable, the use of loss carryforwards and amortizable basis. Each reporting period, the Worldpay Business evaluates the assumptions underlying the TRA obligations.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
The combined balance sheet as of December 31, 2023, includes a total liability of $69 million, relating to the TRA. The following table summarizes the Worldpay Business’ estimated payment obligation timing under the TRA as of December 31, 2023 (in millions):

		Payments Due in
	Total	2024	2025	2026 and After
Obligations under TRA	$69	$57	$11	$1

Chargeback Liability

Through services offered in Merchant, the Worldpay Business is exposed to potential losses from merchant-related chargebacks. A chargeback occurs when a dispute between a cardholder and a merchant, including a claim for non-delivery of the product or service by the merchant, is not resolved in favor of the merchant and the transaction is charged back to the merchant resulting in a refund of the purchase price to the cardholder. If the Worldpay Business is unable to collect this chargeback amount from the merchant due to closure, bankruptcy or other reasons, the Worldpay Business bears the loss for the refund paid to the cardholder. The risk of chargebacks is typically greater for those merchants that promise future delivery of goods and services rather than delivering goods or rendering services at the time of payment.
Indemnifications and Warranties

The Worldpay Business generally indemnifies its clients, subject to certain limitations and exceptions, against damages and costs resulting from claims of patent, copyright, or trademark infringement associated solely with its customers’ use of the Worldpay Business’ software applications or services. Historically, the Worldpay Business has not made any material payments under such indemnifications but continues to monitor the conditions that are subject to the indemnifications to identify whether it is probable that a loss has occurred, in which case it would recognize any such losses when they are estimable.

(13)Employee Benefit Plans

401(k) Profit Sharing Plans
The Worldpay Business’ U.S. employees are covered by a FIS qualified 401(k) plan. Eligible employees may contribute up to 40% of their eligible compensation, up to the annual amount allowed pursuant to the Internal Revenue Code. FIS generally matches 50% of each dollar of employee contribution up to 6% of the employee’s total eligible compensation. The Worldpay Business’ non-U.S. employees are also covered by various defined contribution plans of the Worldpay Business and FIS. The Worldpay Business recorded expense of $34 million, for the year ended December 31, 2023, relating to the participation of the Worldpay Business’ employees in the 401(k) plan and the related contribution to non-U.S. defined contribution plans.

Stock Compensation Plans

FIS grants to certain employees equity awards pursuant to shares authorized under the FIS 2022 Omnibus Incentive Plan established in 2022 (“FIS Plan”) which superseded and replaced the FIS 2008 Omnibus Incentive Plan. The number of shares available for future grants under the FIS Plan is 24 million as of December 31, 2023.

Stock Options

FIS grants stock options to certain employees, which typically vest annually over three years. All stock options are non-qualified stock options, the stock options granted by FIS expire on the seventh anniversary of the grant date, and the stock options converted through FIS’ acquisition of Worldpay expire on the tenth anniversary of the grant date.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
The following table summarizes stock option activity for the year ended December 31, 2023, for the Worldpay Business’ direct employees with stock options (in millions except for quantity and per share amount):

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance, December 31, 2022	708,905	$106.64	4.5	$1.5
Granted	353,619	78.42
Exercised	(33,391)	43.71		0.6
Canceled	(7,077)	92.34
Balance, December 31, 2023	1,022,056	$96.99	4.7	$0.4
Options Exercisable at December 31, 2023	372,176	$108.76	3.4	$0.4

The intrinsic value of options exercised during the year ended December 31, 2023, was $1 million. The intrinsic value of the outstanding options and options exercisable is based on a closing stock price as of December 31, 2023, of $60.07. FIS issues authorized but unissued shares or shares from treasury stock to settle stock options exercised.

The number of options granted for employees directly related to the Worldpay Business for the year ended December 31, 2023, was 0.4 million. The weighted average exercise price was $78.42 for the year ended December 31, 2023.

The weighted average fair value of options granted during the year ended December 31, 2023, was $13.25, using the Black-Scholes option pricing model with the assumptions below:

2023
Risk free interest rate	4.2%
Volatility	37.5%
Dividend yield	3.3%
Weighted average expected life (years)	4.1

FIS estimates future forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ significantly from those estimates. FIS bases the risk-free interest rate that is used in the Black-Scholes model on U.S. Treasury securities issued with maturities similar to the expected term of the options. The expected stock volatility factor is determined using historical daily price of the common stock and the impact of any expected trends. The dividend yield assumption is based on the current dividend yield at the grant date or management’s forecasted expectations. The expected life assumption is determined by calculating the average term from FIS’ historical stock option activity and considering the impact of future trends.

Restricted Stock Units and Performance Stock Units

FIS issues restricted stock units to employees, which typically vest annually over three years. The grant date fair value of the restricted stock units is based on the fair market value of FIS common stock on the grant date. The number of restricted stock units granted to employees that directly relate to the Worldpay Business during the year ended December 31, 2023, was 0.7 million. The weighted average grant date fair value of these awards granted during the year ended December 31, 2023, was $61.67. The total fair value of restricted stock units that vested was $8 million in 2023.
FIS grants performance-based stock units that typically cliff vest on the third anniversary date of the grant. The ultimate number of units to be earned depends on the achievement of performance conditions. Some performance-based stock units also include market conditions. The performance conditions are typically based on FIS’ annual organic revenue growth and Adjusted EBITDA margin expansion (see Note 16 for a definition of Adjusted EBITDA). The market conditions are based on FIS’ total shareholder return ranked against that of other companies that are included in the Standard & Poor’s 500 Index. The fair value of each performance-based stock unit with only performance conditions is based on the fair value of FIS’ common stock on the grant date.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
The fair value of each performance-based stock unit with a market condition is estimated on the date of grant using a Monte Carlo simulation model with the following weighted-average assumptions:

2023
Risk free interest rate	4.6%
Volatility	37.2%
Dividend yield	3.3%

The number of performance-based stock units granted to employees directly related to the Worldpay Business during the year ended December 31, 2023, was 0.2 million. The weighted average grant date fair value of these awards granted during the year ended December 31, 2023, was $60.42. No performance-based stock units vested during 2023.

The following table summarizes the restricted stock units and performance stock units activity for employees that directly relate to the Worldpay Business for the year ended December 31, 2023 (in millions except for quantity and per share amount):

	Restricted Stock Units		Performance Stock Units
	Shares	Weighted Average Fair Value	Shares	Weighted Average Fair Value
Balance December 31, 2022	429,353	$99.09	839,901	$96.65
Granted	666,563	$61.67	152,012	$60.42
Vested	(139,640)	$102.40	-	$ -
Forfeited	(19,716)	$71.48	(116,684)	$99.82
Balance December 31, 2023	936,560	$66.82	875,229	$66.74

Stock Compensation Cost

Total stock compensation expense recorded for employees directly related to the Worldpay Business was $30 million in Selling, general and administrative expenses and $11 million in Cost of revenue in the combined statement of loss for the year ended December 31, 2023. Stock compensation expense recorded related to the grants with performance conditions is based on FIS’ expected level of achievement of the financial performance measures during the performance period and is adjusted as appropriate throughout the performance period based on the shares expected to be earned at that time.
As of December 31, 2023, the total unrecognized compensation cost related to non-vested stock awards is $65 million, which is expected to be recognized in pre-tax income over a weighted average period of 1.4 years.

(14)Related Party Transactions

The Worldpay Business has not historically operated as a standalone business and the combined financial statements are derived from the consolidated financial statements and accounting records of FIS. The following disclosure summarizes activity between the Worldpay Business and FIS, including the affiliates of FIS that were not part of the Separation.

Related Party Transactions

The Worldpay Business has entered into the following transactions with FIS affiliates representing the sharing of resources and cross-charging across the organization, relating to the provision or consumption of professional services, software development, client conversion, implementation and sales support (in millions):

2023
Revenue from affiliates	$22
Cost of revenue from affiliates	20

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
The Worldpay Business had the following balances with FIS affiliates (in millions):

2023
Due from affiliates	$133
Due to affiliates	42
Balances due to or due from FIS affiliates which are not historically cash settled between the Worldpay Business and FIS, including the accumulated net position related to FIS’ centralized cash management program, are reflected in Net parent investment on the combined balance sheet. Balances due to or due from FIS affiliates attributable to recurring operational transactions which have been historically cash settled are presented within Due to affiliates and Due from affiliates on the Worldpay Business’ combined balance sheet. There was one intercompany loan receivable arrangement for approximately $109 million entered into during December 2023, which was cash settled in January 2024. The intercompany loan receivable is included within Due from affiliates within the combined balance sheet. The interest income related to the intercompany loan receivable is not material. See Repayments of loan payable to affiliates and Loan receivable from affiliates, respectively, within the combined statement of cash flows.

Net parent investment in the combined balance sheet and Transfers to Parent in the combined statement of equity represent FIS’ historical investment in the Worldpay Business and include net earnings (loss) after taxes and the net effect of transactions with and cost allocations from FIS. Such balances are reflected in the combined statement of cash flows based on the cash flows made by FIS on the Worldpay Business’ behalf. These cash flows are included within net loss in cash flows from operating activities with the offset reflected in Transfers to Parent, net within cash flows from financing activities.
Cost Allocations from FIS

FIS provides significant corporate, selling, marketing, administrative, and resources to the Worldpay Business. Some of these services will continue to be provided by FIS to the Worldpay Business on a temporary basis after the Separation under a transition services agreement.
The combined financial statements reflect specific identification and allocations of these costs which include acquisition, integration and transformation-related costs. See Note 2 for a discussion of these costs and the methodology used to allocate them.

These allocations are reflected in the combined statement of loss as follows (in millions):

2023
Cost of revenue	$10
Selling, general and administrative	262
Total	$272

Management believes these cost allocations are a reasonable reflection of the utilization of services provided to, or the benefit derived by, the Worldpay Business during the periods presented. The allocations may not, however, be indicative of the actual expenses that would have been incurred had the Worldpay Business operated as a standalone company. Actual costs that may have been incurred if the Worldpay Business had been a standalone company would depend on a number of factors, including the chosen organizational structure, whether functions were outsourced or performed by the Worldpay Business’ employees, and strategic decisions made in areas such as manufacturing, selling and marketing, research and development, information technology and infrastructure.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
(15)Concentration of Risk

The Worldpay Business generates a significant amount of revenue from large clients; however, no individual client accounted for 10% or more of total revenue in the year ended December 31, 2023.

Financial instruments that potentially subject the Worldpay Business to concentrations of credit risk consist primarily of cash equivalents and trade receivables. The Worldpay Business places its cash equivalents with high credit-quality financial institutions and, by policy, limits the amount of credit exposure with any one financial institution. Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse clients make up the Worldpay Business’ client base, thus spreading the trade receivables credit risk. The Worldpay Business controls credit risk through monitoring procedures.
(16)Segment Information

The Worldpay Business reports its financial performance based on the following segments: Merchant and Corporate and Other. Below is a summary of each segment.

Merchant
The Merchant segment is focused on serving merchants of all sizes globally, enabling them to accept, authorize and settle electronic payment transactions. Merchant includes all aspects of payment processing, including value-added services, such as security, fraud prevention, advanced data analytics, foreign currency management and numerous funding options. Merchant serves clients in over 100 countries. The Worldpay Business’ Merchant clients are highly diversified, including global enterprises, national retailers and SMBs. The Merchant segment utilizes broad and varied distribution channels, including direct sales forces and multiple referral partner relationships that provide the Worldpay Business with access to new and existing markets.

Corporate and Other
The Corporate and Other segment consists of the FIS Retained Issuer Business, which does not meet the criteria for separate reporting. The FIS Retained Issuer Business provides card issuer processing, payment network processing, fraud protection and card production to a diverse set of financial institutions including regional banks, community banks, credit unions and regional PIN networks. Following the Separation, the FIS Retained Issuer Business was retained by FIS.

Additionally, the Corporate and Other segment consists of corporate overhead expenses and miscellaneous expenses that are not included in the operating segments. The overhead costs relate to corporate marketing, corporate finance and accounting, human resources, legal, and amortization of acquisition-related intangibles and other costs, such as acquisition, integration and transformation-related expenses, that are not considered when management evaluates revenue-generating segment performance.

In the Corporate and Other segment, the Worldpay Business recorded goodwill impairments of $6,839 million related to the Merchant segment in 2023.

Adjusted EBITDA

Adjusted EBITDA is a measure of segment profit or loss that is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Worldpay Business’ segments, is presented in conformity with ASC Topic 280, Segment Reporting. Adjusted EBITDA is defined as net earnings (loss) before, other income (expense), net, income tax provision (benefit), and depreciation and amortization, and excludes certain costs and other transactions that management deems non-operational in nature or that otherwise improve the comparability of operating results across reporting periods by their exclusion. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. The items affecting the segment profit measure generally include the purchase price amortization of acquired intangible assets as well as acquisition, integration and certain other costs and asset impairments. These costs and adjustments are recorded in the Corporate and Other segment for the periods discussed below. Adjusted EBITDA for the respective segments excludes the foregoing costs and adjustments.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
Summarized financial information for the Worldpay Business’ segments is shown in the following tables. The Worldpay Business does not evaluate performance or allocate resources based on segment asset data; therefore, such information is not presented.

As of and for the year ended December 31, 2023 (in millions):

	Merchant	Corporate and Other	Total
Revenue (1)	$4,821	$181	$5,002
Operating Expenses (2)	(2,959)	(8,993)	(11,952)
Depreciation and amortization (Including purchase accounting amortization)	387	1,600	1,987
Acquisition, integration and other costs	-	271	271
Asset impairments	-	6,845	6,845
Adjusted EBITDA	$2,249	$(96)	$2,153

Adjusted EBITDA			2,153
Depreciation and amortization			(294)
Purchase accounting amortization			(1,693)
Acquisition, integration and other costs			(271)
Asset impairments			(6,845)
Other income (expense), net			99
Benefit for income taxes			15
Net earnings attributable to noncontrolling interest			(4)
Net loss attributable to the Worldpay Business			$(6,840)
Capital expenditure	$355	$—	$355

(1)Includes Revenue from affiliates of $22 million for Corporate and Other.
(2)Includes Cost of revenue from affiliates of $20 million for Corporate and Other.

Clients in the United Kingdom accounted for the majority of the revenue from clients based outside of North America for all periods presented. The Worldpay Business conducts business in over 100 countries. No individual country outside of North America, except for the United Kingdom, accounted for more than 10% of total revenue for the year ended December 31, 2023.
Long-term assets, excluding goodwill and other intangible assets, located outside of the United States totaled $799 million as of December 31, 2023. These assets are predominantly located in the United Kingdom.

Worldpay Business
NOTES TO COMBINED FINANCIAL STATEMENTS - (continued)
(17)Subsequent Events
The Worldpay Business has evaluated subsequent events from the balance sheet date through March 29, 2024, which is the date these financial statements were available to be issued.

As discussed in Note 1, on January 31, 2024, FIS completed the previously announced Separation. In connection with the Separation, certain Worldpay entities entered into additional agreements with FIS, including:
•Commercial agreements whereby each party would provide (i) referrals in connection with certain products and services provided by the other party, which are generally structured as revenue shares, and (ii) certain commercial services to the other party;
•A transition services agreement whereby FIS will continue to provide services in support of Worldpay and provide support for migration of the services for up to 24 months (subject to a six- month extension). In addition, Worldpay will provide reverse services so that FIS may maintain access to certain resources and services transferred to Worldpay;
•An employee leasing agreement pursuant to which FIS will lease certain employees to Worldpay in the United States, China, Colombia and South Korea for up to five months after the closing and in the Netherlands for up to two months after closing; and
•A data sharing agreement governing the sharing of data, including across the post-closing services agreements.